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                                                                    EXHIBIT 5.01


                                November 2, 1999


At Home Corporation
450 Broadway Road
Redwood City, CA 94063

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about November 4, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,517,892 shares of your Series A Common Stock, $0.01 par value (the "SERIES A COMMON STOCK") which are issuable upon the exercise of options originally granted by iMall, Inc., a Nevada corporation and your subsidiary ("iMALL"), under the iMALL 1997 Stock Option Plan (the "1996 PLAN") and the iMALL 1999 Stock Option Plan (the "1999 PLAN") that have been assumed by you and converted into options to purchase shares of Series A Common Stock (the "ASSUMED OPTIONS") pursuant to the Agreement and Plan of Reorganization, dated as of July 12, 1999, by and among you, Shop Nevada, Inc. and iMALL (the "PLAN OF REORGANIZATION").

In rendering this opinion, we have examined the following:

        (1) your registration statement on Form 8-A filed with the Commission on June 13, 1997, together with the order of effectiveness issued by the Commission therefor on July 11, 1997;

        (2) the Registration Statement, together with the Exhibits filed as a part thereof;

        (3) the prospectuses prepared in connection with the Registration Statement;

        (4) the Nasdaq National Market Listing of Additional Shares Notification prepared in connection with the Registration Statement;

        (5) the iMALL 1997 Plan and related award grant and exercise agreement forms;

        (6) the iMALL 1999 Plan and related award grant and exercise agreement forms;

        (7)    the Plan of Reorganization;

        (8) your Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 28, 1999 and your Second Amended and Restated Bylaws;

        (9) the minutes of meetings and actions by written consent of your stockholders and Board of Directors that are contained in your minute books that are in our possession;

        (10) A certificate from your transfer agent dated of even date herewith, verifying the number of your issued and outstanding shares of capital stock as of the date hereof; and

        (11) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

        We have also have confirmed the continued effectiveness of your registration under the Securities Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

        In our examination of documents for purposes of this opinion, we have assumed, and


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express no opinion as to, the genuineness of all signatures on original documents, the authenticity and the completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to any case law or secondary sources) the existing Delaware General Corporation Law.

        Based upon the foregoing, it is our opinion that the 1,517,892 shares of Series A Common Stock that may be issued and sold by you pursuant to exercise of the Assumed Options, when issued and sold in accordance with the applicable plan and award grant and exercise agreements to be entered into thereunder, and in the manner referred to in the prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable; and

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

                                        Very truly yours,


                                        FENWICK & WEST LLP


                                        By: /s/ Jeffrey R. Vetter
                                            ------------------------------
                                              Jeffrey R. Vetter, a Partner



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